UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

ALTEGRIS QIM FUTURES FUND, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53815	27-0473854
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o ALTEGRIS PORTFOLIO MANAGEMENT, INC.
1202 Bergen Parkway Suite 212
Evergreen, Colorado 80439

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 459-7040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On January 1, 2011, Altegris QIM Futures Fund, L.P. (the “Partnership”) sold limited partnership interests (“Interests”) to new and/or existing limited partners of the Partnership in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The aggregate consideration for Interests sold on January 1, 2011 was $3,894,851 in cash.*  The Interests were issued by the Partnership in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities, as the Interests were issued privately without general solicitation or advertising.  Upfront selling commissions of $6,950 were paid in connection with the sales of the Interests described above.

Item 5.01  Changes in Control of Registrant

On December 31, 2010, Genworth Financial, Inc. (“Genworth”) acquired 100% of Altegris Portfolio Management, Inc. (dba Altegris Funds) (“Altegris Funds”), the general partner of the Partnership, along with certain affiliates of Altegris Funds from Altegris, L.L.C. for approximately $39.8 million, subject to adjustment and with the possibility of additional performance-based payments of up to $85 million during the five-year period following closing. The consideration came from the working capital of Genworth.   Effective as of that date Altegris Funds became a wholly-owned subsidiary of Genworth.  Genworth (NYSE:GNW) is a leading Fortune 500 global financial security company.  Genworth has more than $100 billion in assets and employs approximately 6,000 people with a presence in more than 25 countries.  Its products and services help meet the investment, protection, retirement and lifestyle needs of more than 15 million customers.  Genworth is headquartered in Richmond, Virginia. Except as noted below with respect to the appointment of a new director of Altegris Funds, the existing management of Altegris Funds remains in place.

Item 8.01 Other Events

The Partnership deems the following information, which is not otherwise required to be reported pursuant to this form, to be relevant to Limited Partners:

New Director of the General Partner of the Registrant

On January 5, 2011, Gurinder S. Ahluwalia became a Director of Altegris Funds.  Mr. Ahluwalia is a Vice President of Genworth and is also the President and Chief Executive Officer of Genworth Financial Wealth Management.  He has over 20 years of executive management experience with General Electric Company and Genworth.  He served as President and CEO of Genworth Financial Asset Management, where he oversaw the restructuring of the firm’s wealth management business and helped guide the integration of Genworth Financial Asset Management, Inc. and AssetMark Investment Services.  Mr. Ahluwalia holds a B.S. in Computer Science from New York University, a B.E. in Electric Engineering from Cooper Union, and an M.S. in Electrical Engineering from the New Jersey Institute of Technology.

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* The amounts provided for aggregate consideration and selling commissions are estimates.  Any material deviation from these amounts will be disclosed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2011

ALTEGRIS QIM FUTURES FUND, L.P.

By:	ALTEGRIS PORTFOLIO MANAGEMENT, INC. (d/b/a Altegris Funds), its general partner

By:	/s/ Richard G. Pfister
Name: Richard G. Pfister
Title: Executive Vice President, Altegris Funds